UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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DARA BIOSCIENCES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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DARA BIOSCIENCES, INC.

8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

Dear Stockholder:

You are invited to attend the 2012 Annual Meeting of Stockholders of DARA BioSciences, Inc., which will be held on Tuesday, May 15, 2012, 10:00 a.m., local time, at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. At the 2012 Annual Meeting, stockholders will be asked to elect six directors, amend the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan to increase the aggregate number of shares of our common stock authorized for issuance under the plan, authorize the issuance of shares of our common stock in connection with the Oncogenerix, Inc. acquisition and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Our Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of DARA BioSciences, Inc. and its stockholders and recommends a vote “FOR” each of these proposals.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 5, 2012, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2011 Annual Report to Stockholders on the Internet. The Notice also contains instructions on how to vote electronically via the Internet and receive a paper copy of your proxy materials.

It is important that your shares be represented and voted at the 2012 Annual Meeting regardless of the size of your holdings. See “How Do I Vote?” in the proxy statement for voting instructions.

Sincerely,

David J. Drutz, M.D.
President and Chief Executive Officer

April 5, 2012

Description of the Common Stock that may be Issued as Contingent Merger Shares	20
Resale Limitations	21
Interests of Certain Persons	22
Regulatory Approvals	22
Opinion of Willamette Management Associates	22
Accounting Treatment	23
Material Federal Income Tax Consequences	23
Past Contracts, Transactions or Negotiations	23
Financial Information	24
Board Recommendation	25
PROPOSAL 3 – AMENDMENT OF THE DARA BIOSCIENCES, INC. 2008 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE	26
The Proposal	26
General	26
Reasons for the Amendment	26
Material Features of the Plan	27
Vote Required for Approval	33
Board Recommendation	33
PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012	34
General	34
Audit and Non-Audit Fees	34
Pre-Approval of Audit and Non-Audit Services	34
Board Recommendation	35
FUTURE STOCKHOLDER PROPOSALS	35
TRANSACTIONS WITH RELATED PERSONS	35
CODE OF ETHICS AND CONDUCT	36
OTHER MATTERS	36
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	36
APPENDIX A	A-1
APPENDIX B	B-1

PROXY STATEMENT FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the 2012 Annual Meeting of Stockholders of DARA BioSciences, Inc. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING

Q:	Who is entitled to vote at the 2012 Annual Meeting?

A:	Holders of DARA BioSciences, Inc. common stock at the close of business on March 19, 2012, the record date for the 2012 Annual Meeting established by our Board of Directors (the “Board”), are entitled to receive Notice of the 2012 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2012 Annual Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about April 5, 2012.

As of the close of business on the record date, there were 7,261,813 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:	Who can attend the annual meeting?

A:	Admission to the annual meeting is limited to:

•	stockholders as of the close of business on March 19, 2012;

•	holders of valid proxies for the annual meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:	The United States Securities and Exchange Commission (the “SEC”) approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our 2011 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Meeting Notice, which was mailed to stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Meeting Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2012 Annual Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2012 Annual Meeting?

A:	The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the 2012 Annual Meeting constitutes a quorum. Your shares of our common stock will be counted as present at the 2012 Annual Meeting for purposes of determining whether there is a quorum if you vote on the Internet, a proxy card has been properly submitted by you or on your behalf, you vote by phone or you vote in person at the 2012 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2012 Annual Meeting?

The stockholders will vote on the following proposals:

•

Proposal 1. To elect six members of our Board, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

•	Proposal 2. To authorize the issuance of up to 1,114,560 shares our of common stock in connection with the acquisition of Oncogenerix, Inc. (“Oncogenerix”).

•

Proposal 3. To approve the amendment of the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan to increase by 586,879 the aggregate number of shares of our common stock authorized for issuance under the plan.

•	Proposal 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

•	Proposal 1. Election of Directors. The six nominees receiving the highest number of votes will be elected.

•

Proposal 2. Authorization of the Issuance of Common Stock in connection with Oncogenerix Acquisition. The authorization of the issuance of up to 1,114,560 shares our of common stock in connection with the Oncogenerix acquisition will be approved if the proposal receives the affirmative vote of the holders of shares of stock representing a majority of the votes cast on the proposal.

•

Proposal 3. Amendment of the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan. The amendment to the DARA BioSciences 2008 Employee, Director and Consultant Stock Plan will be approved if the proposal receives the affirmative vote of the holders of shares of stock representing a majority of the votes cast on the proposal.

•

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012 will be approved if the proposal receives the affirmative vote of the holders of shares of stock representing a majority of the votes cast on the proposal.

Q:	How do I vote?

A:	You may vote by any of the following methods:

•

In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the annual meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.

•	Via the Internet. You may vote via the Internet by following the instructions provided in the Meeting Notice or the proxy card or voting instruction card provided.

•

By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card or voting instruction card provided. Please allow sufficient time for mailing if you decide to vote by mail.

•	By phone. You may vote by phone by following the instructions provided in the Meeting Notice or the proxy card or voting instruction card provided.

If you vote by phone or the Internet, please have your proxy card or voting instruction card available. The control number appearing on your proxy card or voting instruction card is necessary to process your vote. A phone or Internet vote authorizes the named proxy holders in the same manner as if you marked, signed and returned a proxy card by mail.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

•

Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, Attention: Corporate Secretary, or by submitting another proxy card or a vote via the Internet or by telephone on or before May 14, 2012. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by phone that you wish to vote as recommended by the Board, or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”), the authorization of the issuance of shares in connection with the Oncogenerix acquisition (“Proposal 2”), and the amendment to the DARA BioSciences 2008 Employee, Director and Consultant Stock Plan (“Proposal 3”) are considered to be non-routine matters under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3. Nevertheless, since broker non-votes are not counted as votes cast they will have no effect on the outcomes on Proposals 1, 2 and 3.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012 (“Proposal 4”) is considered to be a routine matter under applicable rules. A bank, broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes on Proposal 4.

Q:	Could other matters be decided at the 2012 Annual Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2012 Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2012 Annual Meeting for consideration, the proxy holders for the 2012 Annual Meeting will have the discretion to vote on those matters for stockholders who have voted by the Internet or telephone or submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:

We will bear all expenses incurred in connection with the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person.

Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2012 Annual Meeting?

A:	If you have any questions about the 2012 Annual Meeting, would like to obtain directions to be able to attend the 2012 Annual Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (919) 872-5578.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

At the 2012 Annual Meeting, a board of six directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board’s nominees are incumbent directors of the Company.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below.

David J. Drutz, M.D., age 73, has served as our President and CEO since December 2011 and as a member of our Board since February 2008. Dr. Drutz currently serves as chairman of the board of directors of Gentris Corporation, a pharmacogenomic (PGx) services company, Vaxin Inc., a vaccine development company, and as a director of MethylGene Inc., a biopharmaceuticals company (TSX: MYG). From 2000 to 2010, Dr. Drutz served as chairman of the board of directors of Tranzyme Pharma, Inc. (NASDAQ:TZYM). He was formerly a General Partner with Pacific Rim Ventures (Tokyo, Japan), a venture capital firm focused on global biotechnology investment opportunities. He has also been President of Pacific Biopharma Associates, a biotechnology consulting firm, since 1999. Dr. Drutz was formerly Vice President Biological Sciences (Drug Discovery) and Vice President Clinical Research (AIDS therapeutics) at Smith Kline and French Laboratories in King of Prussia, PA, and Vice President Clinical Development, Daiichi Pharmaceutical Corporation, Ft. Lee, NJ. At Daiichi he was responsible for the development of anti-infective and oncology products. Dr. Drutz left Daiichi in 1990 to enter the biotechnology industry. Before joining PRV he was President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., a company specializing in therapeutics for diseases of the respiratory tract and other mucus membrane surfaces (NASDAQ: ISPH). Dr. Drutz received his M.D. degree at the University of Louisville, and postgraduate medical training at Vanderbilt University, following which he served as a U.S. Navy medical officer in Asia. He held senior faculty positions at the University of California, San Francisco, University of Texas and the University of Pennsylvania. He is board-certified in Internal Medicine, and a Fellow of the American College of Physicians and the Infectious Diseases Society of America.

Dr. Drutz’s experience as a medical doctor board-certified in Internal Medicine is extremely valuable to our board. In addition to his medical background, Dr. Drutz has a deep understanding of the drug development process acquired through holding a position in which he was responsible for the development of several pharmaceutical products. Dr. Drutz brings to his service on our board extensive experience in and understanding of the biotechnology industry, and a unique perspective acquired through his experience with investment and consulting firms and as a senior faculty member at several universities.

Christopher G. Clement, age 56, has served as our Chief Operating Officer since January 2012. From February 2011 through January 2012 Mr. Clement was the President, Chief Executive Officer and a director of Oncogenerix, Inc. Mr. Clement was appointed to our Board and as our Chief Operating Officer pursuant the Merger Agreement between to Company and Oncogenerix dated January 17, 2012.

Mr. Clement has a 30 year career in the bio-pharmaceutical industry that includes executive management, marketing and sales, strategic and product planning, business development, and general management. Mr. Clement was President and CEO of Savient Pharmaceuticals Inc., a publicly-held specialty biopharmaceutical company (NASDAQ: SVNT), from 2002 to 2009. From 2000 to 2002, Mr. Clement served as the Chairman and CEO of Epicyte Pharma, a pharmaceutical company engaged in the development of antibody-based products. Previously, from 1997 to 2000 he held positions of Executive Vice President, Senior Vice President, and Chief Marketing Officer at Ares-Serono Group, a Swiss developer of pharmaceuticals. From 1988 to 1997, Mr. Clement held a number of senior management positions at Searle Pharmaceuticals, a research-based pharmaceutical company that manufactures and markets prescription pharmaceuticals and other healthcare solutions worldwide, including Vice President of Marketing, Vice President of Corporate Product Planning, General Manager of Global Franchises and Division President. Mr. Clement received a B.A. in Marketing and Business from Mercy College.

Mr. Clement brings to the Board executive leadership skills and marketing expertise acquired as an executive in the pharmaceutical industry. He has significant board of director experience from his service on the boards of directors of several biotechnology companies.

Haywood D. Cochrane, Jr., age 63, has served as a member of our Board since February 2008. Mr. Cochrane served as Vice Chairman and a director of I-Trax, Inc., a publicly traded, total population health management and productivity company (AMEX: DMX), from 2004 to 2008, when it was acquired by Walgreens. He joined I-Trax when I-Trax acquired CHD Meridian Healthcare where he served as Chairman and Chief Executive Officer from 1997 to 2004. Mr. Cochrane has over 20 years of healthcare experience in executive and senior management positions, including Senior Vice President and Chief Operating Officer of Roche Biomedical Laboratories, President and Chief Executive Officer of Allied Clinical Laboratories and Executive Vice President and Chief Financial Officer of Laboratory Corporation of America. Mr. Cochrane earned an A.B. degree in Political Science from the University of North Carolina at Chapel Hill where he was a Morehead Scholar.

Mr. Cochrane brings to our Board extensive executive and senior management experience in the healthcare industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. He is further qualified for service on our Board because of his relevant business expertise and leadership experience acquired through his experience serving as Vice Chairman and Chairman of the boards of directors of other healthcare-related companies.

Steve Gorlin, age 74, has served as Chairman of our Board since December 2011. Mr. Gorlin was a founder of the Company and previously served as a director. Mr. Gorlin currently serves as chairman and CEO of DemeRx, Inc., chairman of NTC China, Inc., and vice chairman of MiMedx, Inc. (OTCBB:MDXG). Mr. Gorlin formerly served as a founder and director of Hycor Biomedical, Inc. (which was acquired by Agilent), Theragencis Corporation (NYSE: TGX), CytRx Corporation (NASDAQ: CYTR), Medicis Pharmaceutical Corporation (NYSE: MRX), EntreMed, Inc. (NASDAQ: ENMD), Medivation, Inc. (NASDAQ: MDVN), and MRI Interventions, Inc. (formerly Surgivision, Inc.). From 1998 to 2003, Mr. Gorlin served on the Business Advisory Council to The Johns Hopkins School of Medicine and currently sits on the board of The Johns Hopkins Alliance for Science and Technology Development, The Johns Hopkins BioMedical Engineering Advisory Board, and on the board of the Andrews Institute.

Mr. Gorlin brings to our Board a vital understanding and appreciation of the Company’s business and history acquired through his service with the Company as well as significant knowledge of and experience in the pharmaceutical and medical industries. Mr. Gorlin has extensive business, managerial, executive and leadership experience that further qualify him to serve as a member of the Board and a valuable understanding of the role played by the board of directors acquired through service on the boards of many companies.

Gail F. Lieberman, age 68, has served as a member of our Board since April 2009. She is a member of the audit committee and chairs the compensation committee. Ms. Lieberman currently serves as a director and a member of the audit and compensation committee of ICTS International N.V., a security services company (OTC BB: ICTSF), and is a member of the South Central CT Regional Water Authority Board. Ms. Lieberman is the founder and Managing Partner of Rudder Capital, LLC, which provides financial and strategic advisory services for middle-market companies including advisory and strategic consulting. She has been a chief financial officer for several Fortune 500 companies, including Thomson Corporation’s Financial & Professional Publishing division, Moody’s Investor Service (D&B) and Scali, McCabe, Sloves (Ogilvy Group). Ms. Lieberman previously served as a director for three public companies in the healthcare and aerospace sectors: I-Trax Inc., a total population health management and productivity company (which was acquired by Walgreens); TriPath Imaging Inc. (which was acquired by Becton, Dickinson and Company); and Breeze-Eastern Corporation (AMEX: BZC). In addition, she sits on several advisory boards and non-profit boards including NY Report. Ms. Lieberman holds a BA in Mathematics and Physics and an MBA in Finance from Temple University.

Ms. Lieberman has a significant understanding of the role played by the board of directors which was acquired through her service on the boards of several companies, including public companies in the healthcare sector. She provides the Board with financial expertise acquired through experience as a chief financial officer and as the founder and managing partner of a financial and strategic advisory consulting firm. Ms. Lieberman’s educational background in Math, Physics and Business Administration also provides our Board with a unique and valuable perspective.

John C. Thomas, Jr., age 58, has served as a member of our Board since February 2012. Mr. Thomas previously served as our chief financial officer from 2002 through 2009. Mr. Thomas has served as chief financial officer of CorMatrix Cardiovascular, Inc., a medical device company, since 2001 and as chief financial officer of Motion Reality, Inc., a motion capture and simulation company, since 1991. Mr. Thomas previously served as acting chief financial officer for DemeRx, Inc. from March 2010 through December 2011, as chief financial officer for MRI Interventions, Inc. (formerly Surgivision, Inc.), a medical device company, from 1998 through 2010, and as chief financial officer for MiMedx Group, Inc., a publicly traded biomedical products company (OTCBB:MDXG), from 2007 through 2008. Mr. Thomas has also served as chief financial officer of several other companies including GMP Companies, Inc., EntreMed, Inc., Medicis Pharmaceutical Corporation, Biopool International, Inc. and CytRx Corporation. Mr. Thomas is a Certified Public Accountant and a trustee and chairman of the Finance Committee of The Walker School, a private Pre-K through 12 grade school. He graduated from the University of Virginia, McIntyre School of Commerce with a business degree, concentration in accounting.

Mr. Thomas brings financial and development stage company expertise to our Board acquired through his education and his experience as a Chief Financial Officer of numerous companies.

Corporate Governance

Director Independence. Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the NASDAQ Stock Market Rules.

The Board has determined that each of Mr. Cochrane, Mr. Gorlin, Ms. Lieberman and Mr. Thomas is independent. The Audit Committee and the Compensation Committee are each composed entirely of directors who are independent under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission (“SEC”).

Director Nominations. Our Nominating and Governance Committee considers and recommends candidates for election to the Board and nominees for committee memberships and committee chairs. The Nominating and Governance Committee recommends director candidates to the full Board for approval.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Nominating and Governance Committee seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Nominating and Governance Committee will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Nominating and Governance Committee may also seek input from the Board, executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Nominating and Governance Committee will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under Stockholder Recommendations For Board Candidates.

Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Company has determined to have a Chief Executive Officer and a separate Chairman of the Board. Dr. Drutz serves as the Company’s Chief Executive Officer and Mr. Gorlin serves as the Chairman of the Board.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board. The Board met 10 times during 2011. During 2011, all then incumbent directors attended all of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of our stockholders. All of our directors then in office attended our 2011 Annual Meeting of Stockholders.

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Board Committees. The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Haywood D. Cochrane, Jr.	Chair	X	X
Steve Gorlin		X	Chair
Gail F. Lieberman	X	Chair
John C. Thomas, Jr.	X		X

Audit Committee. The Audit Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.darabiosciences.com. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met 4 times during 2011. The formal report of the Audit Committee is set forth beginning on page 12.

The Board has determined that Mr. Cochrane is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Compensation Committee. The Compensation Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.darabiosciences.com. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ Stock Market Rules. The Compensation Committee met four times during 2011.

Nominating and Governance Committee. The Nominating and Governance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.darabiosciences.com. The Nominating and Governance Committee is responsible for indentifying, evaluating and recommending to the Board persons to serve as members of the Board and

Board committees and developing and evaluating potential candidates for executive positions and overseeing the development of succession planning. The Nominating and Governance Committee also assists the Board with respect to other corporate governance matters, including review and application of our code of business ethics and conduct. All of the members of the Nominating and Governance Committee are independent directors within the meaning of the applicable NASDAQ Stock Market Rules. The Nominating and Governance Committee met one time during 2011.

Stockholder Recommendations For Board Candidates

The Nominating and Governance Committee will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for board membership are forwarded to the Nominating and Governance Committee for further review and consideration. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Nominating and Governance Committee, at our principal office, Attention: Corporate Secretary.

The Nominating and Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by the Nominating and Governance Committee, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Board Recommendation

The Board recommends a vote “FOR” each nominee.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee operates under a written charter, which has been adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the Company’s independent registered public accounting firm, (4) the performance of the Company’s independent registered public accounting firm and (5) the Company’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2011 and December 31, 2010 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the 2011 fiscal year.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2011 be included in its Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board.

Haywood D. Cochrane, Jr. (Chair)

Gail F. Lieberman

John C. Thomas, Jr.

INFORMATION CONCERNING EXECUTIVE OFFICERS

WHO ARE NOT DIRECTORS

Background information about our executive officers who are not nominees for election as directors is set forth below.

Ann A. Rosar, age 60, has served as our Vice President, Finance since March 2012 and served as our Chief Accounting Officer from January 2009 until March 2012 and as our Controller from November 2007 until January 2009. Ms. Rosar has over twenty years experience in finance with publicly held companies and more than ten years experience regarding regulatory reporting requirements.

Prior to joining the Company, Ms. Rosar was the Manager of Financial Reporting and Accounting with Cicero, Inc. (formerly Level 8 Systems), a provider of business integration software, from June 2000 until November 2007, where she was responsible for SEC reporting, audits and budget analysis. Prior to that position, she served as Senior Financial Analyst-Business Operations for Nextel Communications. Ms. Rosar received a MBA in Finance from the University of Houston and received her undergraduate degree from North Carolina State University.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned by the individuals that served as our Principal Executive Officer during 2011 and our most highly compensated executive officer other than the individuals who served as our Principal Executive Officer during 2011 (collectively, the “named executive officers”):

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Richard A. Franco, Sr., R.Ph.	2011	312,917	—	171,500	—	—		484,417
Former Chairman, Chief Executive Officer and President	2010	160,417	150,000	—	460,000	—		770,417
David J. Drutz, MD	2011	12,500	—	—	491,250	85,006	(3)	588,756
Chief Executive Officer and President
Ann A. Rosar	2011	135,743	2,500	13,720	—	—		151,963
Vice President, Finance	2010	124,000	2,500	—	19,500	—		146,000

(1)	The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 10 to our audited, consolidated financial statements included in our Annual Report on Form 10-K.
(2)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 10 to our audited, consolidated financial statements included in our Annual Report on Form 10-K.
(3)	This amount reflects the compensation Dr. Drutz received as compensation for his service as a non-employee member of the Board prior to his appointment as our President and Chief Executive Officer and includes cash fees of $49,356 and an option grant with a grant date fair value computed in accordance with FASB ASC Topic 718 of $35,650.

In 2011, Dr. Drutz, as President and Chief Executive Officer, was granted an option award covering 375,000 shares which vested immediately. In 2011 Mr. Franco, former Chief Executive Officer and President, and Ms. Rosar were granted restricted stock awards covering 50,000 shares and 4,000 shares, respectively. In 2010, Mr. Franco, former Chief Executive Officer and President, and Ms. Rosar were granted option awards covering 62,500 shares and 3,125 shares, respectively.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David J. Drutz	1,875	—		7.20	03/23/20	—	—
	5,000	—		3.03	04/01/21
	—	10,000	(2)	2.05	09/15/21
	375,000	—		1.31	12/27/21
Ann A. Rosar	3,223	—		41.92	11/26/17	4,000	4,960
	1,612	—		22.40	09/09/18
	1,564	1,561	(3)	6.24	05/12/20
Richard A. Franco, Sr.	12,500	—		4.00	03/16/12	—	—
	46,875	—		7.36	03/16/12

(1)	The amounts set forth in this column were calculated by multiplying the closing market price of our common stock on December 31, 2011 ($1.24) by the number of shares held on such date.
(2)	Reflects the unvested portion of an option grant which will fully vest September 15, 2012.
(3)	Reflects the unvested portion of an option grant which will vest in two in equal annual installments beginning May 12, 2012.

Compensation of Directors

The following table sets forth information concerning the compensation earned by the individuals serving as non-employee directors during 2011:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Haywood D. Cochrane, Jr.	52,875	114,250	167,125
Gail F. Lieberman	50,750	114,250	165,000
Steve Gorlin	3,396	491,250	494,646

(1)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 10 to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(2)	The table below sets forth the aggregate number of stock options held by each non-employee director as of December 31, 2011.

Name	Aggregate Option Awards (#)
Haywood D. Cochrane, Jr.	76,875
Gail F. Lieberman	80,000
Steve Gorlin	375,000

While Dr. Drutz did serve as a non-employee director during most of 2011, he was serving as our President and Chief Executive Officer as of December 31, 2011. All compensation that Dr. Drutz received for his service as a director in 2011 is included in the 2011 Summary Compensation Table above.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees, directors and consultants, as well as the number of securities remaining available for future issuance our equity compensation plans as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders	1,028,848	$3.05	86,421

Equity Compensation plans not approved by security holders	—	—	—

Total	1,028,848	$3.05	86,421

Executive Employment Agreements

On January 17, 2012, we entered into employment agreements with Dr. David J. Drutz, our President and Chief Executive Officer, and Christopher G. Clement, our Chief Operating Officer (the “Employment Agreements”). Under the Employment Agreements Dr. Drutz and Mr. Clement will be paid annual salaries of $325,000 and $250,000, respectively, and will be eligible to receive an annual bonus of up to 100% and 50% of base salary, respectively. The Employment Agreements provide that if either Dr. Drutz or Mr. Clement is terminated without Cause or for Good Reason (as such terms are defined in the agreements) he will receive salary continuation for a period of 12 months at his then-current base salary as well as payment of COBRA health insurance premiums for up to 12 months following termination. In addition, under his employment agreement, if Mr. Clement is terminated without Cause or for Good Reason (as such terms are defined in his agreement) and after a Qualified Public Offering (as such term is defined in his agreement), subject to the prior approval of at least a majority of the outstanding shares of the issued and outstanding shares of the Company’s common stock and so long as the Company has Marketed Products at the time of such termination (as such term is defined in his agreement), he will receive his pro rata portion of the Contingent Merger Shares (as such term is defined in his agreement) (215,661 shares of our common stock less the amount of any previously received Contingent Merger Shares).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Stock Ownership Table

The following table sets forth, as of March 19, 2012, certain information concerning beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each of our directors, (2) each of our executive officers, (3) all directors and executive officers as a group and (4) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock.

Except as otherwise indicated, the address for each person is to the care of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.

Name of Beneficial Owner	Common Stock	Shares Subject to Options and Warrants (1)		Total	Percentage of Class	Common Stock, Options and Warrants if Proposal 2 is Approved (3)	Percentage of Class (4)
Executive Officers
David J. Drutz	3,073	381,875		384,948	5.0%	384,948	4.4%
Christopher G. Clement	215,661	—		215,661	3.0%	431,322	5.1%
Ann A. Rosar	8,688	6,398		15,086	*	15,086	*
Richard A. Franco, Sr.	196,334	40,000		236,334	3.2%	236,334	2.8%
Directors
Haywood D. Cochrane, Jr.	3,073	66,875		69,948	*	69,948	*
Steve Gorlin	—	375,000		375,000	4.9%	375,000	4.3%
Gail F. Lieberman	208	69,219	(2)	69,427	*	69,427	*
John C. Thomas, Jr.	10,000	31,755		41,755	*	41,755	*
Directors and Executive Officers as a group (7 persons)	240,703	931,122		1,171,825	14.3%	1,387,486	14.9%

*	Less than one percent.
(1)	Represents shares subject to options and warrants which are exercisable within 60 days and underlying shares of Series A Convertible Preferred Stock convertible within 60 days.
(2)	Represents options held for the benefit of Rudder Capital, LLC.
(3)	The share amounts set forth in this column represent the total number of shares that would be beneficially owned if Proposal 2 is approved and all of the revenue or market capitalization milestones described in Proposal 2 are met by the Company.
(4)	The percentages set forth in this column represent the percentage of the total outstanding shares that would be beneficially owned if Proposal 2 is approved and all of the revenue or market capitalization milestones described in Proposal 2 are met by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2011, all filing requirements were timely satisfied except that Ms. Rosar filed a late Form 4 with respect to restricted stock grant and Mr. Cochrane, Dr. Drutz, and Ms. Lieberman each filed a Form 5 with respect to a stock option grant that was not reported on Form 4.

PROPOSAL 2 – APPROVAL OF ISSUANCE OF COMMON STOCK IN

CONNECTION WITH ONCOGENERIX, INC. ACQUISITION

The Proposal

Our Board is seeking the approval of our stockholders of the issuance of up to 1,114,560 additional shares of our common stock to former shareholders of Oncogenerix, Inc. (“Oncogenerix”) pursuant to the Merger Agreement between the Company and Oncogenerix dated January 17, 2012 (the “Merger Agreement”).

General

On January 17, 2012 the Company entered into the Merger Agreement with Oncogenerix pursuant to which the Company merged a wholly owned transitory subsidiary into Oncogenerix and acquired all of the outstanding equity of Oncogenerix. Oncogenerix is a specialty bio-pharmaceutical company which is focused on the identification, development and commercialization of branded and generic oncological bio-pharmaceutical products. Through our acquisition of Oncogenerix, we acquired exclusive U.S. marketing rights to our first commercial proprietary product, Soltamox® (oral liquid tamoxifen). Soltamox® has been approved by the U.S. Food and Drug Administration for the treatment of breast cancer.

Pursuant to the Merger Agreement, we delivered 1,114,560 shares of our common stock representing approximately 19.9% of the outstanding common stock of the Company (the “Closing Date Merger Shares”) to the Oncogenerix stockholders on January 17, 2012, and we are required, subject to the approval of our stockholders, to deliver the following additional merger consideration (the “Contingent Merger Shares”) to the former Oncogenerix stockholders upon our achievement of certain revenue or market capitalization milestones during the 60 months following the closing date of the transaction:

•

if the Company has aggregate revenue from Oncogenerix products, products developed or marketed by Oncogenerix employees or products developed from Oncogenerix intellectual property (collectively, “Marketed Products”) of at least $5,000,000 or a market capitalization of at least $75,000,000, the Company shall deliver 222,912 shares of common stock;

•	if the Company has aggregate revenue from Marketed Products of at least $10,000,000 or a market capitalization of at least $150,000,000, the Company shall deliver 222,912 shares of common stock;

•	if the Company has aggregate revenue from Marketed Products of at least $15,000,000 or a market capitalization of at least $200,000,000, the Company shall deliver 222,912 shares of common stock;

•	if the Company has aggregate revenue from Marketed Products of at least $20,000,000 or a market capitalization of at least $250,000,000, the Company shall deliver 222,912 shares of common stock;

•

if the Company consummates an equity financing transaction or a series of equity financing transactions which result in gross proceeds of at least $10,000,000, the Company shall deliver 222,912 shares of common stock; and

•

if a change of control of the Company occurs and the Company has any Marketed Products at the time of the change of control, the Company shall deliver 1,114,560 shares of common stock; provided, the amount of shares delivered upon a change of control will be reduced by the amount of any previously delivered Contingent Merger Shares.

If we achieve all of the revenue or market capitalization milestones during the 60 months following the closing date of the transaction, the Contingent Merger Shares delivered to the former Oncogenerix stockholders will represent an additional 19.9% of the outstanding shares of the Company as of the closing date of the transaction (or 15.3% of the outstanding shares of the Company as of March 19, 2012).

Additionally, pursuant to the Merger Agreement, if Christopher Clement, Michael Radomsky or David Benharris (each, a “Key Employee”) is terminated without Cause (as defined in the Merger Agreement) or terminates his employment for Good Reason (as defined in the Merger Agreement) and the Company has closed a public offering of at least $10,000,000 in securities on or before January 17, 2013, such Key Employee shall, subject to our stockholders’ approval, be immediately entitled to his pro rata portion of the previously discussed Contingent Merger Shares (215,661 shares less the amount of any previously delivered Contingent Merger Shares).

Need For Stockholder Approval

Our common stock is listed on the NASDAQ Capital Market, and, as a result, the Company is subject to the rules of The NASDAQ Stock Market LLC (the “NASDAQ Rules”). The Company is required to seek stockholder approval for the issuance of any of the Contingent Merger Shares pursuant to the Merger Agreement in order to ensure compliance with Rule 5635(a) of the NASDAQ Rules and the limitations set forth therein (“NASDAQ Rule 5635”). NASDAQ Rule 5635 requires stockholder approval in connection with a stock or asset acquisition transaction involving the issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

The Company’s stockholders are being asked to approve the issuance of the Contingent Merger Shares because the common stock issuable upon any of the events triggering the issuance of the Contingent Merger Shares would, when combined with the Closing Date Merger Shares, exceed 19.99% of the voting power and number of shares of common stock outstanding on the date of entry into the Merger Agreement. Under the Merger Agreement, the Company has agreed to submit to our stockholders a proposal to approve the issuance of the Contingent Merger Shares at our next annual meeting of the stockholders and the following three annual meetings unless and until the proposal is approved.

Certain Consequences if Proposal 2 is Approved

If Proposal 2 is approved by the stockholders, the Company may issue up to an additional 1,114,560 shares of our common stock representing approximately 15.3% of the outstanding common stock of the Company as of March 19, 2012. In such event, our existing stockholders will incur dilution to their voting and economic interests and will own a smaller percentage of the outstanding common stock.

Certain Consequences if Proposal 2 is Not Approved

If Proposal 2 is not approved by the stockholders, we will be required to put the same proposal up for approval by our stockholders at the 2013, 2014 and 2015 annual meetings of the stockholders unless and until such proposal is approved.

Vote Required for Approval

The affirmative vote of the holders of shares of stock representing a majority of the votes cast on this Proposal 2 at the 2012 Annual Meeting is required to approve the authorization of the issuance of the Contingent Merger Shares. This Proposal 2 is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 2.

Terms of the Oncogenerix Acquisition

On January 17, 2012, DARA, Oncogenerix, certain stockholders of Oncogenerix, and certain other parties thereto entered into the Merger Agreement, pursuant to which Oncogenerix merged with a wholly-owned subsidiary of DARA, with Oncogenerix continuing in existence as the surviving corporation. As a result of the merger, Oncogenerix became a wholly-owned subsidiary of DARA.

Pursuant to the terms of the Merger Agreement, as of January 17, 2012, the shares of Oncogenerix common stock issued and outstanding immediately prior to the effective time of the merger ceased to be outstanding and were converted into 1,114,560 shares of DARA common stock (the “Closing Date Merger Shares”).

At the closing, 167,184 shares of DARA common stock were withheld from the Closing Date Merger Shares and deposited into an escrow account (the “Escrow Shares”). In accordance with the Merger Agreement, the Escrow Shares may be used for purposes of the payment to DARA of indemnification claims under the Merger Agreement against the Oncogenerix stockholders.

In addition to the Closing Date Merger Shares, the Oncogenerix stockholders will, subject to the approval of this Proposal 2, be entitled to receive up to an additional 1,114,560 shares of our common stock (the “Contingent Merger Shares”) based upon the combined company’s achievement of certain revenue or market capitalization milestones during the 60 months following the closing date. These certain revenue and market capitalization milestones are described in greater detail in the subsection “General” above.

Pursuant to the Merger Agreement, on January 17, 2012, Christopher Clement was appointed our Chief Operating Officer and a member of our Board. Additionally, the Merger Agreement provides that DARA shall cause to be appointed an additional new member to our Board, as designated by the Oncogenerix Stockholders’ Representative (as such term is defined in the Merger Agreement), who would be an independent director under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission.

Description of the Common Stock that may be Issued as Contingent Merger Shares

Par Value

The par value of our common stock is $0.01 per share.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate in the future.

Fully Paid and Nonassessable

The shares of common stock that may be issued as Contingent Merger Shares will be fully paid and nonassessable.

Price

The closing market price of our common stock on as of the close of business on March 19, 2012 was $1.61.

Holders

As of March 19, 2012 there were 185 holders of record of our common stock.

Resale Limitations

All of the Closing Date Merger Shares issued were issued in a transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”) by reason of Section 4(2) thereof and/or Regulation D promulgated under the Securities Act. The Contingent Merger Shares, if this Proposal 2 is approved and any such shares are issued, will also be issued in transactions exempt from registration under the Securities Act. Therefore, the shares of our common stock issued in connection with the Oncogenerix acquisition are “restricted securities” and may not be resold unless such resale is registered or an exemption from registration under the Securities Act is available.

Interests of Certain Persons

Pursuant to the Merger Agreement, Chris Clement, a former stockholder of Oncogenerix, joined the Company on January 17, 2012 as Chief Operating Officer. As a stockholder of Oncogenerix, Mr. Clement received 215,661 Closing Date Merger Shares with a value of $334,275 based on the closing price of the Company’s common stock on January 17, 2012 ($1.55) and is entitled to receive up to 215,661 additional Contingent Merger Shares upon our achievement of certain revenue or market capitalization milestones during the 60 months following the closing date of the transaction.

Regulatory Approvals

We were not required to obtain any approvals or clearances from any federal or state regulatory authorities in the United States or other countries to consummate the acquisition of Oncogenerix. In the United States, we must comply with applicable federal and state securities laws and the Marketplace Rules of the NASDAQ Stock Market in connection with the issuances of shares of our common stock to Oncogenerix stockholders pursuant to the Merger Agreement.

Opinion of Willamette Management Associates

Our Board retained Willamette Management Associates (“Willamette”) on January 2, 2012 to provide a fairness opinion with respect to our acquisition Oncogenerix for a fee of $55,000. We selected Willamette as our financial advisor on the basis of its expertise in financial consulting services. Willamette was founded in 1969 and is recognized as a premier professional services firm working in the disciplines of business valuation and security analysis, intangible asset and intellectual property appraisal, forensic accounting, investment analysis, economic analysis and financial advisory services.

Specifically, we requested Willamette to provide a valuation analysis of Oncogenerix and a written opinion as to whether the terms and conditions of the Oncogenerix acquisition transaction were fair. Prior to its retention, Willamette had no material relationship with DARA or any of its affiliates. DARA did not provide any limitations on the scope of Willamette’s investigation.

Our Board relied on this valuation analysis and opinion in part in approving the Merger Agreement and the consummation of the Oncogenerix acquisition transaction and in making its recommendations to our stockholders in this Proposal 2.

In connection with its valuation, Willamette, among other things:

•	reviewed the financial statements of each of DARA and Oncogenerix;

•	compared the historical and prospective financial performance of Oncogenerix with that of selected publicly traded companies and their underlying securities;

•	compared the historical performance of Oncogenerix with that of selected historical merger and acquisition transactions deemed reasonably comparable to Oncogenerix;

•	researched macroeconomic information and comparative industry data as they relate to the biotechnology and pharmaceutical industry; and

•	performed such other financial studies, analyses and investigations as it deemed appropriate.

In preparing its valuation analysis, Willamette considered a variety of analyses, which Willamette believed to be conventional valuation methodologies typically used by expert financial advisors to value companies. Willamette determined that the income approach provided the most appropriate methodology to value Oncogenerix. Willamette recognized that other valuation methodologies existed but determined that in its opinion no such methodologies were as likely to accurately value Oncogenerix as the analysis it used.

The income approach utilized by Willamette in its valuation analysis explicitly recognizes that the current value of an investment is premised upon the expected receipt of future economic benefits. Indications of value are developed by discounting future net cash flows available for distribution to their present value at a rate that reflects both the current return requirements of the market and the risks inherent in the specific investment. In preparing its valuation analysis, Willamette assumed that the financial information and forecasts provided by Oncogenerix had been reasonably prepared on a basis reflecting the best currently available estimates of the future financial results and condition of Oncogenerix.

Based on the above analysis, Willamette concluded that the fair value of the common stock of Oncogenerix was approximately $7.1 million as of January 12, 2012. This valuation was based on a probability of 20% that Oncogenerix is worth $35.5 million and a probability of 80% that Oncogenerix is worth nothing. Based on this valuation, Willamette issued a written opinion that the consideration set forth in the Merger Agreement to be delivered to the Oncogenerix stockholders was fair. The consideration set forth in the Merger Agreement was not recommended by Willamette, rather it was the result of negotiations between DARA and Oncogenerix.

The valuation report and fairness opinion prepared by Willamette is available for inspection and copying by any interested stockholder (or stockholder representative designated in writing) of DARA during regular business hours at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.

Accounting Treatment

The acquisition of Oncogenerix will be accounted for in accordance with U.S. GAAP using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including identifiable intangible assets) is to be allocated to goodwill.

Material Federal Income Tax Consequences

The acquisition of Oncogenerix was treated as a tax-free reorganization for U.S. federal income tax purposes. There were no U.S. federal income tax consequences to a holder of our stock as a result of the acquisition.

Past Contracts, Transactions or Negotiations

The terms of the Merger Agreement were the result of arm’s-length negotiations between representatives of DARA and Oncogenerix. The following is a summary of the background of these negotiations and the acquisition.

In early December 2011, Nick Stergis, with the investment banking firm Ladenburg Thalmann & Co. Inc. (“Ladenburg”), first contacted DARA’s chief executive officer to explore the potential of a merger. Ladenburg represents Oncogenerix and has represented DARA with respect to previous investment banking engagements.

In connection with an Investment Banking Agreement Ladenburg entered into with Oncogenerics in March 2011, Oncogenerix issued Ladenburg a warrant to purchase 2,250,000 shares of Oncogenerics common stock. Ladenburg exercised this warrant immediately prior to the closing of the merger.

The parties commenced their respective due diligence investigations in mid-December 2011.

On January 2, 2012, DARA retained Willamette to prepare a valuation analysis and fairness opinion.

During the period between mid-December 2011 and January 17, 2012, the management teams and legal advisors of each of DARA and Oncogenerix held numerous teleconferences and corresponded regularly via electronic mail regarding various business and legal due diligence matters.

On January 3, 2012, DARA and its legal advisors provided an initial draft of the proposed merger agreement to Oncogenerix.

During the period between January 3, 2012 and January 17, 2012, the management teams and legal advisors of each of DARA and Oncogenerix held numerous teleconferences and corresponded regularly via electronic mail regarding the specific terms of the Merger Agreement.

On January 12, 2012, DARA received from Willamette its valuation analysis and fairness opinion.

On January 15, 2012, the board of directors of DARA met to review the Willamette valuation analysis and fairness opinion and approve the merger and authorize management to execute the Merger Agreement.

On or about January 15, 2012, the board of directors of Oncogenerix met to approve the merger and authorize management to execute the Merger Agreement.

On January 17, 2012, the parties executed the Merger Agreement. Additionally, DARA issued a press release and filed a Form 8-K with the SEC announcing the execution of the Merger Agreement and the closing of the acquisition.

On January 17, 2012, pursuant to the Merger Agreement, DARA entered into an employment agreement with Christopher Clement pursuant to which Mr. Clement joined DARA as our Chief Operating Officer.

On April 2, 2012, DARA filed with the SEC certain financial statements and certain pro forma consolidated financial statements with respect to Oncogenerix on Form 8-K/A.

Financial Information

The Oncogenerix acquisition was significant to DARA under SEC accounting rules. Financial statements of Oncogenerix and pro forma financial statements of DARA reflecting the acquisition were included in an amendment to Form 8-K filed on April 2, 2012, and this information is incorporated by reference from that amendment to Form 8-K, a copy of which accompanies this proxy statement as Appendix A. SEC rules also require financial and other information about DARA in connection with this

Proposal 2, and this information is incorporated by reference from our Annual Report on Form 10-K for our fiscal year ended December 31, 2011, a copy of which accompanies this proxy statement. Please see the last page of this proxy statement concerning information incorporated by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Oncogenerix was incorporated in the state of Nevada on February 2, 2011. From inception through December 31, 2011 the operations of Oncogenerix consisted entirely of establishing an organization focused on the identification, development and commercialization of branded and generic oncological bio-pharmaceutical products. In June 2011 Oncogenerix entered into an Exclusive Distribution Agreement with Rosemont Pharmaceuticals Limited pursuant to which it acquired exclusive U.S. marketing rights to Soltamox® (oral liquid tamoxifen). Soltamox® has been approved by the U.S. Food and Drug Administration for the treatment of breast cancer.

As reflected in the financial statements which accompany this proxy statement as Appendix A, Oncogenerix had a net loss of $1,962,137 and net cash used in operations of $44,368 for the period from February 2, 2011 (Inception) to ended December 31, 2011 and a working capital deficit of $124,373 and a stockholders’ deficit of $123,041 at December 31, 2011.

Board Recommendation

The Board unanimously recommends that stockholders vote in favor of Proposal 2 and in favor of the issuance of the Contingent Merger Shares should the milestones be achieved or the triggering events occur. In reaching its recommendation, our Board considered that the Merger Agreement and the acquisition of Oncogenerix enabled the transformation of the Company into what it is today: a specialty pharmaceutical company focused on the development and commercialization of oncology treatment and supportive care pharmaceutical products with exclusive marketing rights of our first commercial proprietary product, Soltamox®, as well as an exclusive distribution agreement to commercialize our first generic product, Gemcitabine. The Merger Agreement requires us to recommend approval of this Proposal 2 to stockholders. Additionally, the Board believes that Mr. Clement, Mr. Radomsky and Mr. Benharris are valuable additions to the DARA team and the potential issuance of the Contingent Merger Shares will serve as a significant incentive and retention tool for these employees. The Board weighed all of the above-described benefits against the stockholder dilution that would occur if the Contingent Merger Shares are issued and came to the conclusion that entering into the Merger Agreement was in the best interest of the Company’s stockholders. For the same reasons, the Board believes the approval of this Proposal 2 is in the best interest of the Company’s stockholders.

The Board recommends a vote “FOR” approval of this Proposal 2.

PROPOSAL 3 – AMENDMENT OF THE DARA BIOSCIENCES, INC. 2008 EMPLOYEE,

DIRECTOR AND CONSULTANT STOCK PLAN TO INCREASE THE AGGREGATE

NUMBER OF SHARES AVAILABLE FOR ISSUANCE

The Proposal

Our Board is seeking the approval of our stockholders of an amendment to the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Plan (the “Plan”), which amendment was adopted by our Board on March 19, 2012, subject to stockholder approval (the “Plan Amendment”). As more fully described below, upon approval the Plan Amendment would increase the number of shares of our common stock authorized for issuance under the Plan by 586,879 shares, to a total of 1,995,098 shares. Before the Plan Amendment may be effective, stockholder approval is required under NASDAQ Rule 5635(c). This summary of the Plan Amendment is not intended to be a complete description of the Plan Amendment and is qualified in its entirety by the actual text of the Plan Amendment, which is attached as Appendix B to this Proxy Statement.

General

The 2008 Plan was approved by our Board on December 5, 2007, and by our stockholders on February 12, 2008, and became effective on such date. The Plan is designed to advance the interests of DARA and its stockholders by attracting, retaining and motivating top quality employees, officers and directors.

We currently have 1,408,219 shares authorized for issuance under the Plan. As of March 19, 2012, there were 413,121 shares remaining for future grants under the Plan. Under the proposed Plan Amendment, upon approval the aggregate number of shares authorized for issuance under the Plan would be increased by 586,879 shares, to a total of 1,995,098 shares. As of the date hereof, this would increase the total number of shares remaining for future grants under the Plan to 1,000,000. However, the Plan Amendment will have no effect on the adjustment to the maximum number of shares of common stock authorized for issuance under the Plan that is made on January 1 of each year described below under Shares Available for Awards.

Reasons for the Amendment

In connection with the acquisition of Oncogenerix, Inc. and the implementation of our new business strategy which is focused on the development and commercialization of a portfolio of oncology treatment and supportive care pharmaceutical products, we anticipate expanding our workforce. The purpose of the Plan Amendment is to enable us to expand our workforce by obtaining and retaining competent personnel who will contribute to our success by their ability, ingenuity and industry knowledge, and to provide incentives to such personnel and members that are linked directly to increases in stockholder value, and will therefore, inure to the benefit of all our stockholders.

Our Board determined to increase the number of shares of common stock authorized for issuance under the Plan because it believes that the current number is insufficient for the purposes of the Plan as stated above. The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to our business operations. Additionally, given cash constraints we are currently facing, equity compensation provides us an excellent tool to expand our workforce while minimizing the effects on our cash position.

Material Features of the Plan

General

The Plan provides that awards may be in any of the following forms: (1) options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (2) non-qualified stock options (“NSOs”), (3) stock appreciation rights, (4) restricted stock shares, and (5) restricted stock units.

Shares Available For Awards

The aggregate number of shares of common stock authorized for issuance under the Plan is currently 1,408,219. If the Plan Amendment is approved by our stockholders, the aggregate number of shares authorized for issuance under the Plan would be increased by 586,879 shares, to a total of 1,995,098 shares. Notwithstanding stockholder approval of the Plan Amendment, as of January 1 of each calendar year, the maximum number of shares of common stock authorized for issuance under the Plan (the “Maximum Plan Shares”) automatically increases by a number sufficient to cause the number of shares of common stock covered by the Plan to equal 15% of the total number of shares of common stock then outstanding, assuming for this purpose the conversion into common stock of all outstanding securities that are convertible by their terms (directly or indirectly) into common stock.

The maximum number of shares of common stock that may be granted under the Plan to employees in the form of ISOs is the lesser of (1) the Maximum Plan Shares and (2) 625,000.

Shares covered by awards under the Plan will again be available for awards if and to the extent the award expires, is forfeited, canceled or otherwise terminated, or if the shares are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation.

Eligibility

Any employee, officer, director or consultant of the Company or one of its affiliates is eligible to participate in the Plan (each a “Participant”), provided that each such Participant is an employee, officer, director or consultant of the Company or its affiliate at the time an option award or stock award is granted provided that ISOs granted under the Plan may only be granted to employees. Approximately 9 employees, six directors and 18 consultants are currently Participants under the Plan; however, we expect the number of Participants under the Plan to increase as we expand our workforce.

Plan Administration

The Plan is administered by our Compensation Committee (the “Administrator”). Subject to the terms of the Plan, the Administrator has the authority to engage in, among other things, the following activities: (1) the selection of the individuals to whom awards may be granted,; (2) the determination of whether and to what extent stock options, stock appreciation rights, stock awards or any combination thereof are to be granted; (3) the determination of the number of shares of stock to be covered by each award granted; (4) the approval of forms of agreement for use under the Plan; (5) the determination of the terms and conditions of any award granted under the Plan; (6) the modification, amendment or adjustment of the terms and conditions of any award, subject to the restrictions on amendment of awards discussed below; (7) the determination Fair Market Value; and (8) the determination of the type and amount of consideration to be received by the Company for any stock award other than stock options.

Under the Plan, Fair Market Value means the closing sales price per share of the common stock on the Nasdaq Capital Market on the date as of which such value is being determined or the last previous day on which a sale was reported, unless otherwise determined by the Administrator.

Types of Awards

Stock Options

The Administrator may grant both ISOs and NSOs under the Plan. The exercise price for options cannot be less than the Fair Market Value of the common stock on the grant date. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of such Fair Market Value. To the extent that any stock option is not designated as an ISO, or even if so designated, does not qualify as such, such stock option will constitute an NSO. No term of the Plan relating to ISOs will be interpreted, amended or altered that would disqualify the Plan under Section 422 of the Code or, without the consent of the option holder affected, disqualify any ISO under Section 422 of the Code. All ISOs and NSOs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

The terms and conditions of each option grant are set forth in an option agreement, approved by the Administrator, and each such option agreement indicates whether such stock option is intended to be an ISO or NSO and specifies the term of the option and the extent to which options may be exercised during the term, including in the event of the Participant’s death, disability or termination of employment. The term of each option is determined by the Administrator, except that no ISO will be exercisable after the tenth anniversary of the date the option is granted. The exercise price may be paid with cash (or its equivalent) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (1) in the form of unrestricted stock already owned by the optionee (or, in the case of the exercise of an NSO, restricted stock subject to an award under the Plan) held for at least six months based in any such instance on the Fair Market Value of the stock on the date the option is exercised; (2) by certifying ownership of shares of stock owned by the optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (3) unless otherwise prohibited by law for either the Company or the optionee, by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (4) by any combination of cash and/or any one or more of the methods specified in clauses (1), (2) and (3). Stock options are exercisable at such times as determined by the Administrator, which may, among other things, provide that stock options are exercisable only in installments, waive conditions to the exercise of stock options or accelerate the exercisability of stock options. Options are not freely transferable except by will or the laws of descent and distribution, provided that NSOs may be transferable to a family member or as otherwise provided in the applicable option agreement.

Stock Appreciation Rights

Stock appreciation rights may be granted either on a stand-alone basis or in conjunction with all or part of any stock option granted under the Plan. In the case of an NSO, such rights may be granted either at or after the time of grant of such stock option. In the case of an ISO, such rights may be granted only at the time of grant of such stock option. A stock appreciation right that has been granted in conjunction with all or part of any stock option will terminate and no longer be exercisable upon the termination or exercise of the related stock option.

A stock appreciation right may be exercised by a Participant as determined by the Administrator, and, if granted in conjunction with all or part of any stock option, by surrendering the applicable portion of the related stock option. Surrendered stock options will no longer be exercisable to the extent the related stock appreciation rights have been exercised.

Stock appreciation rights are subject to such terms and conditions as determined by the Administrator, including the following:

•	Stock appreciation rights granted on a stand-alone basis are exercisable only at such time or times and to such extent as determined by the Administrator;

•

Stock appreciation rights granted in conjunction with all or part of any stock option are exercisable only at the time and to the extent that the stock options to which they relate are exercisable; and

•

Upon the exercise of a stock appreciation right, a Participant is entitled to receive an amount in cash, shares of common stock or both, which in the aggregate are equal in value to the Fair Market Value of one share of common stock over (1) such Fair Market Value per share of common stock as determined by the Administrator at the time of grant (if the stock appreciation right is granted on a stand-alone basis), or (2) the exercise price per share specified in the related stock option (if the stock appreciation right is granted in conjunction with all or part of any stock option), multiplied by the number of shares in respect of which the stock appreciation right will have been exercised.

Stock Grants

Under the Plan, the Administrator may award Participants restricted shares of common stock or restricted stock units which represent the right to receive common stock or cash equal to the Fair Market Value of those shares. The principal terms of each stock award are set forth in a stock grant agreement, which is in a form approved by the Administrator and contains the terms and conditions, including the number of shares to which the stock award relates. Stock awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant’s period of employment or other period of service or upon the attainment of specified performance objectives.

Restricted stock shares are held in the custody of the Company until any applicable restrictions have been satisfied. The Participant cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate restricted stock shares until applicable restrictions are satisfied. Once any restrictions are satisfied, shares are delivered to the Participant free of restriction.

The award agreement for any restricted stock units specifies whether units that become earned and payable will be settled in shares of stock, in cash, or in a combination thereof.

Code Section 162(m)

Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to the chief executive officer or any of the three most highly compensated officers other than the chief executive officer or chief financial officer (the “Covered Individuals”). However, this limitation does not apply to qualified performance-based compensation.

Because stock options and stock appreciation rights granted under the Plan must have an exercise price equal to at least the Fair Market Value at the date of grant, because such stock options or stock appreciation rights are granted to Covered Individuals by the Administrator (which is a committee consisting of at least two outside directors), and because the Plan limits the number of shares that may be the subject of awards granted during any calendar year, compensation from the exercise of such stock options or stock appreciation rights should be treated as qualified performance-based compensation for purposes of Section 162(m) of the Code.

The Plan also authorizes the Administrator to make awards of restricted stock shares or restricted stock units that are conditioned on the satisfaction of performance criteria. For those awards intended to meet the requirements of the qualified performance-based compensation exception to Section 162(m) of the Code, the Administrator must establish the applicable performance criteria prior to or within a specified period of time after the start of the applicable performance period.

The Administrator may adjust any award downward in its discretion.

In no event may an individual receive awards under the Plan for a given calendar year covering in excess of the lesser of (1) 50% of the Maximum Plan Shares such calendar year and (2) 375,000 shares.

In order for the options and stock appreciation rights granted under the Plan to qualify for the exclusion for qualified performance-based compensation, and to permit the Administrator to grant other awards under the Plan that are intended to qualify for the exclusion, the Plan was submitted to the stockholders for approval.

Withholding for Payment of Taxes

The Plan provides for the withholding and payment by a Participant of any payroll withholding taxes required by applicable law. The Plan permits a Participant to satisfy this requirement by having the Company withhold from the Participant a number of shares of stock otherwise issuable under the award having a Fair Market Value equal to the amount of the applicable payroll and withholding taxes.

Changes in Capitalization and Similar Changes

In the event of any change in the number of outstanding shares of common stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the Administrator in its discretion may make such adjustments and other substitutions to the Plan and awards under the Plan as it deems equitable or desirable in its sole discretion.

Changes in Control

The Plan provides that in the event of any Change in Control, as hereinafter defined, certain adjustments will be made to the terms of the awards made under the Plan.

The Plan provides that the following events constitute a “Change in Control”: (1) an acquisition by an individual, entity or group of beneficial ownership of 50% or more of the then outstanding shares of our common stock of the Company or the combined voting power of the then outstanding voting securities of the Company; (2) within any period of twenty-four consecutive months, a change in the composition of the board such that the individuals who, immediately prior to such period, constituted the board cease to constitute at least a majority of the board; (3) the consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; or (4) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Upon such a Change in Control:

•	Any stock options or stock appreciation rights outstanding as of the date such Change in Control not then exercisable and vested will become fully exercisable and vested;

•	Restrictions applicable to any outstanding stock award will lapse, and the stock relating to such award shall become free of all restrictions and become fully vested and transferable;

•	All outstanding repurchase rights of the Company with respect to any outstanding awards will terminate;

•	Outstanding awards will be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement will provide for:

•	The continuation of the outstanding awards by the Company, if the Company is a surviving corporation;

•	The assumption of the outstanding awards by the surviving corporation or its parent or subsidiary;

•	The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding awards; or

•	Settlement of each share of stock subject to an outstanding award for the Change in Control Price, as defined in the Plan.

In the absence of any agreement of merger or reorganization effecting such Change in Control, each share of stock subject to an outstanding award will be settled for the Change in Control Price or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding award will terminate and be canceled.

Amendment of the Plan and Agreements

The Plan may be amended by our Board without the approval of stockholders except to the extent stockholder approval would be required by law, agreement or the rules of any stock exchange or market on which our common stock is listed. The Administrator may amend the terms of any agreement related to an award provided that no such amendment may adversely affect the rights of holder of such award, without the consent of such holder.

Federal Income Tax Treatment

The following discussion summarizes certain U.S. federal income tax consequences of awards under the Plan based on the law as in effect on the date of this proxy statement. The following discussion does not purport to cover federal employment taxes or other federal tax consequences that may be associated with awards, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options

Options granted under the Plan and intended to qualify as incentive stock options are subject to the applicable provisions of the Code, including Section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, if no “disqualifying disposition” of the shares is made by the optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, and if the options otherwise satisfy all applicable requirements under the Code to qualify as

ISOs, then (a) no income will be recognized by the optionee at the time of the grant of the ISO, (b) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (c) upon sale of the shares of common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and (d) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of the shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the Fair Market Value of the shares of common stock purchased at the time of exercise over the option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to that amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain at that time to the holder (at varying rates depending upon the holder’s holding period in the shares and income level), for which the Company will not be entitled to a federal tax deduction. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

Nonqualified Stock Options

With respect to NSOs granted to optionees under the Plan, in general (a) the optionee will realize no income at the time the NSO is granted, (b) at exercise, the optionee will realize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the shares on the date of exercise, and the Company will receive a tax deduction for the same amount, and (c) on disposition, the holder will treat appreciation or depreciation after the date of exercise as capital gain or loss and taxed at varying rates depending upon the holder’s holding period in the shares and income level.

Restricted Stock Shares

Upon becoming entitled to receive shares at the end of the applicable restricted period without a forfeiture, the recipient will have ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who so elects under Code Section 83(b) within 30 days after the date of the grant will have ordinary income on the date of the grant equal to the fair market value of the restricted stock shares as if the shares were unrestricted and could be sold immediately. If the shares subject to the election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon the sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss will begin when the restricted period expires, and the tax basis will be equal to the Fair Market Value of the shares when the restricted period expires. However, if the recipient timely elects under Section 83(b) to be taxed as of the date of grant, the holding period will commence on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

Restricted Stock Units

A Participant who is awarded restricted stock units will not recognize income and the Company will not be allowed a deduction at the time the award is made. When a Participant receives payment for restricted stock units in shares of common stock or cash, the Fair Market Value of the shares or the amount of the cash received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. However, if there is a substantial risk that any shares of common stock used to pay out earned restricted stock units will be forfeited (for example, because the compensation committee conditions those shares on the performance of future services), the taxable event will be deferred until the risk of forfeiture lapses. In this case, the Participant can elect to make an election under Section 83(b) of the Code as previously described. The Company can take the deduction at the time the ordinary income is recognized by the participant.

Term of the Plan

No award can be granted under the Plan after February 12, 2018.

Vote Required for Approval

The affirmative vote of the holders of shares of stock representing a majority of the votes cast on this Proposal 3 at the 2012 Annual Meeting is required to approve the Plan Amendment. The proposal to approve the Plan Amendment is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 3.

Board Recommendation

The Board recommends a vote “FOR” approval of this Proposal 3.

PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

General

Our Board appointed Ernst & Young LLP to examine our financial statements for 2012. The selection of Ernst & Young LLP as the independent registered public accounting firm for 2012 is being presented to our stockholders for ratification at the 2012 Annual Meeting. Representatives of Ernst & Young LLP are not expected to be present at the annual meeting.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 and fees billed for other services rendered by Ernst & Young LLP during those periods.

The aggregate fees billed for professional services by Ernst & Young LLP in 2011 and 2010 for these various services were:

	2011	2010
Audit fees (1)	$201,000	$338,564
Audit-related fees (2)	2,000	1,995
Tax fees (3)	43,000	41,730
All other fees	—	—

Total	$246,000	$382,289

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and also includes fees billed for consents, comfort letters and assistance with and review of documents filed with the SEC.
(2)	Audit-related fees consist of assurance and related services relating to financial accounting and reporting standards not classified as audit fees.
(3)	Tax fees principally included review of and consultation regarding the Company’s federal and state tax returns and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent auditors and senior management periodically report to the Audit Committee the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Board Recommendation

The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as its independent registered public accounting firm for 2012.

If stockholders fail to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2012, the Audit Committee and the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2013 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 6, 2012 (unless the date of the 2013 Annual Meeting of Stockholders is not within 30 days of May 15, 2013, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2013 Annual Meeting of Stockholders). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notice of any director nomination or other proposal that you intend to present at the 2013 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2013 Annual Meeting of Stockholders, must be delivered to the Corporate Secretary at our corporate headquarters not earlier than December 6, 2012 and not later than January 20, 2013 (unless the date of the 2013 Annual Meeting of Stockholders is not within 30 days of May 15, 2013, in which case the stockholder notice must be received a reasonable time before we mail our proxy materials for the 2013 Annual Meeting of Stockholders). In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2013 Annual Meeting of Stockholders.

TRANSACTIONS WITH RELATED PERSONS

On December 29, 2010, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors providing for the purchase of units consisting of 4,800 shares of Series A convertible preferred stock (which are convertible into a total of 1,920,000 shares of common stock), Class A Warrants to purchase 960,000 shares of common stock and Class B Warrants to purchase a total of 960,000 shares of common stock for an aggregate gross purchase price of $4,800,000. Pursuant to the Purchase Agreement and at the closing of the sale of units thereunder, on December 30, 2010 Richard A. Franco Sr., our former President and CEO, purchased 200 units comprised of 200 shares of Series A preferred stock (convertible into a total of 80,000 shares of common stock), Class A Warrants to purchase 40,000 shares of common stock and Class B Warrants to purchase 40,000 share of common stock for a purchase price of $200,000.

Shares of Series A preferred stock have a liquidation preference equal to $1000 per share and, subject to certain ownership limitations, are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $2.50 per share. Class A Warrants expire five years after the date of issuance and entitle the holder to purchase shares of common stock for an exercise price equal to $2.50. Class B Warrants expire one year after the date of issuance and entitle the holder to purchase shares of common stock for an exercise price equal to $2.50.

In May 2011 Mr. Franco converted all 200 of his shares of Series A preferred stock into 80,000 shares of common stock.

On January 17, 2012 the Company entered into the Merger Agreement with Oncogenerix pursuant to which the Company merged a wholly owned transitory subsidiary into Oncogenerix and acquired all of the outstanding equity of Oncogenerix. Pursuant to the Merger Agreement, we delivered 1,114,560 shares of our common stock representing approximately 19.9% of the outstanding common stock of the Company (the “Closing Date Merger Shares”) to the Oncogenerix stockholders on January 17, 2012, and we are required, subject to the approval of our stockholders, to issue certain additional shares (the “Contingent Merger Shares”) to the former Oncogenerix stockholders upon our achievement of certain revenue or market capitalization milestones before January 17, 2017. The milestones and amount due are described in greater detail above under Proposal 2 – Approval of Issuance Of Common Stock In Connection With Oncogenerix, Inc. Acquisition. As a stockholder of Oncogenerix, Mr. Clement, who joined the Company as Chief Operating Officer in connection with the transaction, received 215,661 Closing Date Merger Shares with a value of $334,275 based on the closing price of the Company’s common stock on January 17, 2012 ($1.55) and is entitled to receive up to 215,661 additional Contingent Merger Shares.

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any shareholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available in the Investor Relations section of our website at www.darabiosciences.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

Items 5, 6, 7, 7A, 8 and 9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Company with the SEC are incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to DARA BioSciences, Inc., Attention: Investor Relations, 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at http://www.darabiosciences.com.

By Order of the Board of Directors,

David J. Drutz, M.D.
President and Chief Executive Officer

Raleigh, North Carolina

April 5, 2012

APPENDIX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2012

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina		27615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2012, DARA BioSciences, Inc. (the “Company” or “DARA”), filed an initial Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Filing”) reporting the acquisition (the “Acquisition”) of Oncogenerix, Inc. (“Oncogenerix”). The Acquisition was accomplished through an Agreement and Plan of Merger pursuant to which Oncogenerix merged with a wholly-owned subsidiary of DARA, with Oncogenerix continuing in existence as the surviving corporation (the “Merger”). As a result of the Merger, Oncogenerix became a wholly-owned subsidiary of DARA.

This Current Report on Form 8-K/A is being filed to amend the Original Filing to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Financial Statements of Businesses Acquired

The following audited financial statements are filed with this Form 8-K as exhibit 99.2 and are incorporated herein by reference:

•	Balance sheet of Oncogenerix as of December 31, 2011 and the related statements of operations, stockholders’ deficit and cash flows for the five months ended December 31, 2011;

•	Balance sheet of Oncogenerix as of July 31, 2011and the related statements of operations, stockholders’ deficit and cash flows from February 2, 2011 (inception) to July 31, 2011; and

•	Notes to financial statements.

Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements are filed with this Form 8-K as exhibit 99.3 and are incorporated herein by reference:

•	Pro forma condensed consolidated balance sheet of DARA and Oncogenerix as of December 31, 2011 as if the Acquisition occurred February 1, 2011;

•	Pro forma condensed consolidated statements of operations of DARA and Oncogenerix for the year ended December 31, 2011 as if the Acquisition occurred February 1, 2011; and

•	Notes to condensed pro forma consolidated statements of operations and balance sheet.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the consolidated company.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: April 2, 2012	By:	/s/ David J. Drutz
	Name:	David J. Drutz, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Merger Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc., Oncogenerix, Inc., the stockholders of Oncogenerix, and certain other parties thereto (previously filed)

10.2	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and Christopher Clement (previously filed)

10.3	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and David Drutz (previously filed)

23	Consent of Berman & Company, P.A.

99.1	Press Release Issued by DARA BioSciences, Inc. on January 17, 2012 (previously filed)

99.2	Audited balance sheet of Oncogenerix as of December 31, 2011 and July 31, 2011, and the related statements of operations, stockholders’ deficit and cash flows for the five months ended December 31, 2011 and from February 2, 2011 (inception) to July 31, 2011

99.3	Unaudited condensed pro forma balance sheet of DARA and Oncogenerix as of December 31, 2011 and condensed pro forma statements of operations of DARA and Oncogenerix for the year ended December 31, 2011, as if the Acquisition occurred February 1, 2011

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2012 on the financial statements of Oncogenerix, Inc. as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the five months ended December 31, 2011, and from February 2, 2011 (inception) to July 31, 2011, and from February 2, 2011 (inception) to December 31, 2011, included herein on the registration statement of DARA BioSciences, Inc. on Forms S-3, referenced below.

•

Registration Statement (Form S-8 No. 333-150129) pertaining to the DARA Biosciences, Inc. 2003 Amended and Restated Employee, Director and Consultant Stock Plan and the DARA Biosciences, Inc. 2008 Employee, Director and Consultant Stock Plan of DARA BioSciences, Inc.; and

•	Registration Statement (Form S-3 No. 333-150150) of DARA BioSciences, Inc.

Berman & Company, P.A.

Certified Public Accountants

/s/ Berman & Company, P.A.

Boca Raton, Florida

March 29, 2012

Oncogenerix, Inc.

(A Development Stage Company)

Financial Statements

December 31, 2011 and July 31, 2011

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	A-9

Balance Sheets – December 31, 2011 and July 31, 2011	A-10

Statements of Operations –
Five Months Ended December 31, 2011, from February 2, 2011 (Inception) to July 31, 2011, and from February 2, 2011 (Inception) to December 31, 2011	A-11

Statements of Stockholders’ Deficit –
From February 2, 2011 (Inception) to December 31, 2011	A-12

Statements of Cash Flows –
Five Months Ended December 31, 2011, from February 2, 2011 (Inception) to July 31, 2011, and from February 2, 2011 (Inception) to December 31, 2011	A-13

Notes to Financial Statements	A-14 – A-26

Unaudited Pro Forma Condensed Combined Financial Information	A-27 – A-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Oncogenerix, Inc.

We have audited the accompanying balance sheets of Oncogenerix, Inc. (a development stage company) as of December 31, 2011 and July 31, 2011, and the related statements of operations, stockholders’ deficit and cash flows for the five months ended December 31, 2011, from February 2, 2011 (inception) to July 31, 2011 and from February 2, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oncogenerix, Inc. (a development stage company) as of December 31, 2011 and July 31, 2011, and the results of its operations and its cash flows for the five months ended December 31, 2011, from February 2, 2011 (inception) to July 31, 2011 and from February 2, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss of $888,601 and net cash used in operations of $28,897 for the five months ended December 31, 2011. The Company also has a working capital deficit of $105,485 and a stockholders’ deficit of $104,153 at December 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

/s/ Berman & Company, P.A.

Boca Raton, Florida

March 29, 2012

Oncogenerix, Inc.

(A Development Stage Company)

Balance Sheets

	December 31, 2011	July 31, 2011
Assets
Current Assets
Cash	$86,212	$—

Total Current Assets	86,212	—

Equipment – net	782	862

Other	550	—

Total Assets	$87,544	$862

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$129,495	$15,463
Accrued interest payable – related parties	1,034	216
Convertible note payable – net of debt discount	29,268	—
Notes payable – related parties	31,536	16,427
Derivative liability	19,252	—

Total Current Liabilities	210,585	32,106

Stockholders’ Deficit
Series A, convertible preferred stock, $0.01 par value; 5,000,000 shares authorized; 5,000 and none issued and outstanding	50	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 17,647,059 and 15,000,000 shares issued and outstanding	176,471	150,000
Additional paid-in capital	1,662,575	871,448
Deficit accumulated during the development stage	(1,962,137)	(1,052,692)

Total Stockholders’ Deficit	(123,041)	(31,244)

Total Liabilities and Stockholders’ Deficit	$87,544	$862

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Statement of Operations

	Five Months Ended	February 2, 2011 (Inception)	February 2, 2011 (Inception)
	December 31, 2011	to July 31, 2011	to December 31, 2011
General and administrative expenses	$141,276	$1,052,476	$1,193,752

Change in fair value of derivative liability	477	—	477

Interest expense	748,917	216	749,133

Net loss	$(889,716)	$(1,052,692)	$(1,942,408)

Preferred stock dividend	(19,729)	—	(19,729)

Net loss applicable to common shareholders	$(909,445)	$(1,052,692)	$(1,962,137)

Net loss per share – basic and diluted	$(0.06)	$(0.08)	$(0.13)

Weighted average number of common shares outstanding during the period – basic and diluted	16,245,675	13,836,207	14,946,594

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Statement of Stockholders’ Deficit

Five Months Ended December 31, 2011 and from February 2, 2011 (Inception) to July 31, 2011

	Series A, Convertible				Additional	Deficit	Total
	Preferred Stock		Common Stock		Paid In	Accumulated during	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Development Stage	Deficit

Issuance of common stock for services rendered – related parties ($0.002 – $0.01/share)	—	$—	13,836,207	$138,362	$(2,086)	$—	$136,276

Issuance of common stock for services rendered ($0.092 – $0.29/share)	—	—	1,163,793	11,638	223,862	—	235,500

Warrants issued for services rendered	—	—	—	—	649,672	—	649,672

Net loss – February 2, 2011 (Inception) to July 31, 2011	—	—	—	—		(1,052,692)	(1,052,692)

Balance – July 31, 2011	—	—	15,000,000	150,000	871,448	(1,052,692)	(31,244)

Issuance of preferred stock for cash ($10/share)	5,000	50	—	—	49,950	—	50,000

Issuance of common stock for interest on convertible debt ($0.29/share)	—	—	2,647,059	26,471	691,177	—	717,648

Debt discount	—	—	—	—	50,000	—	50,000

Preferred stock dividend	—	—	—	—	—	(19,729)	(19,729)

Net loss for the five months ended December 31, 2011	—	—	—	—	—	(889,716)	(889,716)

Balance – December 31, 2011	5,000	$50	17,647,059	$176,471	1,662,575	$(1,962,137)	$(123,041)

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Five Months Ended	February 2, 2011 (Inception) to	February 2, 2011 (Inception) to
	December 31, 2011	July 31, 2011	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(889,716)	$(1,052,692)	$(1,942,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	29,268	—	29,268
Depreciation	80	94	174
Stock issued for services – related parties	—	136,276	136,276
Stock issued for services	—	235,500	235,500
Stock issued for interest on convertible debt	717,648	—	717,648
Warrants issued for services	—	649,672	649,672
Change in fair value of derivative liability	(477)	—	(477)
Changes in operating assets and liabilities:
Decrease in:
Other	(550)	—	(550)
Increase in:
Accounts payable and accrued expenses	114,032	15,463	129,495
Accrued interest payable – related parties	818	216	1,034

Net Cash Used In Operating Activities	(28,897)	(15,471)	(44,368)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	—	(956)	(956)

Net Cash Used in Investing Activities	—	(956)	(956)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable – related parties	15,109	16,427	31,536
Proceeds from convertible debt	50,000	—	50,000
Proceeds from issuance of series A, convertible preferred stock	50,000	—	50,000

Net Cash Provided By Financing Activities	115,109	16,427	131,536

Net Increase in Cash	86,212	—	86,212

Cash – Beginning of Period	—	—	—

Cash – End of Period	$86,212	$—	$86,212

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$—	$—	$—

Interest	$—	$—	$—

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Debt discount recorded on convertible debt	$50,000	$—	$50,000

Series A, convertible preferred stock dividend	$19,729	$—	$1,956

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Note 1 Nature of Operations

Nature of Operations

Oncogenerix, Inc. (the “Company”), was incorporated in the State of Nevada on February 2, 2011.

The Company intends to distribute generic and specialty pharmaceuticals.

On January 17, 2012, the Company was acquired by DARA BioSciences, Inc., a publicly traded company (“DARA”) (See Note 10).

The Company’s fiscal year end is July 31.

Development Stage

The Company’s financial statements are presented as those of a development stage company. Activities during the development stage primarily include debt and equity based financing and implementation of the business plan. The Company has not generated revenues since inception.

Note 2 Summary of Significant Accounting Policies

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Cash

Cash includes highly liquid short-term investments, with original maturities of three months or less. At December 31, 2011 and July 31, 2011, respectively, the Company had no cash equivalents.

Equipment

Equipment is stated at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized when deemed material. When equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation accounts are relieved, and any gain or loss is included in operations.

Equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There were no impairment charges taken during the periods ended December 31, 2011 and July 31, 2011.

Share-based payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. Share-based payments, excluding restricted stock, are valued using a Black-Scholes option-pricing model. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

When computing fair value, the Company considered the following variables:

•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the warrant in effect at the time of the grant.

•	The expected term was developed by management estimate.

•	The Company has not paid any dividends on common stock since inception and does not anticipate paying dividends on its common stock in the near future.

•	The expected volatility is based on management estimates regarding private company stock, where future trading of stock in the public markets is expected to be highly volatile.

•	The forfeiture rate is based on experience.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Fair value of financial instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

☐	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐	Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

☐	Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial instruments generally approximated their fair values as of December 31, 2011 and July 31, 2011, respectively, due to the short-term nature of these instruments.

The following are the major categories of liabilities measured at fair value on a nonrecurring basis, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	December 31, 2011	July 31, 2011
Level 1
None	$—	$—
Level 2
None	—	—
Level 3
Derivative liability	19,252	—

	$19,252	$—

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

The following table reflects the change in fair value of derivative liabilities for the five months ended December 31, 2011, there were no such instruments at July 31, 2011

December 31, 2011
Balance at July 31, 2011	$—
Derivative liability arising from sale of Series A, convertible preferred stock	19,183
Derivative liability arising from issuance of warrants	546
Change in fair value of derivative liability – Series A convertible preferred stock	(16)
Change in fair value of derivative liability – warrants	(461)

Balance at December 31, 2011	$19,252

The Company has determined the estimated fair value amounts presented in these financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in the financial statements are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Fair value estimates are based upon pertinent information available as of the respective balance sheet dates and the Company has determined that the carrying value of all financial instruments approximates fair value.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF would be recorded as a debt discount against the face amount of the respective debt instrument. The discount would be amortized to interest expense over the life of the debt (See Note 6).

Derivative Liabilities

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized over the life of the debt to interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Earnings per share

Basic earnings (loss) per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of common shares outstanding including the effect of share equivalents.

Since the Company reported a net loss for the five months ended December 31, 2011 and for the period from February 2, 2011 (inception) to July 31, 2011, respectively, all common stock equivalents would be anti-dilutive; as such, there is no separate computation for diluted earnings per share.

The Company has the following potential common stock equivalents at December 31, 2011 and July 31, 2011:

	December 31, 2011	July 31, 2011
Warrants (*)	2,291,667	2,250,000
Series A, convertible preferred stock (*)	83,333	—
Convertible debt (*)	500,000	—

Total common stock equivalents	2,875,000	2,250,000

(*)	See Note 10 as all financial instruments were converted.

Income taxes

The Company originally elected to be taxed as a pass-through entity (“S Corporation”) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made as of July 31, 2011.

On October 27, 2011, the Company authorized blank check preferred stock, which is a second class of stock. As a result, the S Corporation status terminated and a provision for income taxes was calculated using the net loss from October 27, 2011 through December 31, 2011.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Provisions for income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assesses its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the year in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB’s intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $889,716 and net cash used in operations of $28,897 for the five months ended December 31, 2011; and a working capital deficit of $124,373 and a stockholders’ deficit of $123,041 at December 31, 2011. In addition, the Company is in the development stage and has not yet generated any revenues. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

The ability of the Company to continue as a going concern is dependent on Management’s plans, which include executing the terms of the license agreement (See Note 8), and the future success associated with our merger (See Note 10), further implementation of its business plan and continuing to raise funds through debt or equity.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Equipment

	December 31, 2011	July 31, 2011	Estimated Useful Life
Computer equipment	$956	$956	5
Accumulated depreciation	(174)	(94)

Equipment, net	$782	$862

Note 5 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. The Company has established a valuation allowance to reflect the likelihood of the realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $131,000 at December 31, 2011, expiring through 2031. U.S. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

Significant deferred tax assets at December 31, 2011 and July 31, 2011 are approximately as follows:

	December 31, 2011	July 31, 2011
Gross deferred tax assets:
Net operating loss carryforwards	$49,000	$—

Total deferred tax assets	49,000	—
Less: valuation allowance	(49,000)	—

Net deferred tax asset recorded	$—	$—

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

The valuation allowance at July 31, 2011 was $0. The net change in valuation allowance during the period from October 27, 2011 through December 31, 2011 was an increase of approximately $49,000. The deferred tax asset as of December 31, 2011 reflects the loss since the date the S Corp status terminated.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2011.

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2011 and July 31, 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 5% for state income taxes, a blended rate of 37.30%) are approximately follows:

	December 31, 2011	July 31, 2011
Expected tax expense (benefit) - Federal	$(52,000)	$—
Expected tax expense (benefit) - State	(8,000)	—
Amortization of debt discount	11,000	—
Change in valuation allowance	49,000	—

Actual tax expense (benefit)	$—	$—

Note 6 Notes Payable

(A) Related Party

Period End – July 31, 2011

From February 2, 2011 (inception) through July 31, 2011, the Company received advances of $16,427 from related parties. These advances bear interest at 6%, are unsecured and due on demand.

At July 31, 2011, the Company recorded accrued interest of $216.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Period End – December 31, 2011

From August 1, 2011 through December 31, 2011, the Company received advances of $6,109 from related parties. These advances bear interest at 6%, are unsecured and due on demand.

On August 16, 2011, the Company received advances of $9,000 from related parties. These advances bear interest at 12%, with a default interest rate of 18%. The notes are unsecured and due on June 30, 2013 (See Note 10).

At December 31, 2011, the Company recorded accrued interest of $1,034.

(B) Convertible Note

Period End – December 31, 2011

On October 20, 2011, the Company executed a note for $50,000 (convertible into 500,000 shares at $0.10/share). This note bears interest at 12%, with a default interest rate of 18%. The note was unsecured and due on February 20, 2012 (See Note 10). In connection with the note, the Company issued 2,647,059 shares of common stock with a fair value of $767,648 ($0.29/share), based upon the most recent third party stock issuance for services rendered. The stock issued in connection with the note is treated as a debt discount.

Since the fair value of the note exceeded the proceeds received from the issuance of the note, the discount is capped at $50,000, which is amortized over the life of the debt. The remaining $717,648 was recorded as interest expense.

(C) Debt Discount

As of December 31, 2011 and July 31, 2011, the Company recorded debt discounts of $50,000 and $0, respectively.

The Company used the following variables in determining the BCF:

Stock price	$0.29
Exercise price	$0.10

During 2011, the Company amortized $29,268 in debt discount.

	December 31, 2011	July 31, 2011
Convertible note	$50,000	$—
Debt discount	(50,000)	—
Amortization of debt discount	29,268	—

Convertible note – net	$29,268	$—

In connection with the merger discussed in Note 10, the remaining $20,732 will be immediately expensed on the date of the merger.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Note 7 Stockholders’ Deficit

(A) Series A, Convertible Preferred Stock

On December 10, 2011, the Company issued 5,000 shares of Series A, convertible preferred stock and a warrant to purchase 41,667 share of common stock for $50,000 ($10/share). The 5,000 shares of Series A convertible preferred stock are convertible into 83,333 shares of the Company, and the warrant is exercisable for 1 share of common stock of the Company at $0.66 per share and an expiration of 5 years.

The terms of the Series A, convertible preferred stock for the Company is summarized below:

Dividends	Equal to dividends declared and paid of 8% (cash) or 12% (in kind). The Company has not declared any dividends since inception.
Liquidation Preference	An amount equal to the original purchase price per share of the preferred shares, then held by such holders, plus all declared but unpaid dividends. (See Note 10).
Conversion	$0.06/share.
Voting	Quantity of votes based upon an as converted basis to common stock.
Registration Rights	1% cash penalty fee per month up to a maximum of 12%.

The Series A, convertible preferred stock has been accounted for as a derivative liability, since this class of stock has price protection and anti-dilution features, which results in a situation where the preferred stock is not indexed to the Company’s common stock. See computation at Note 7(C).

In connection with the merger discussed at Note 10, all Series A, convertible preferred shares and warrants have been converted, resulting in all features and preferences being eliminated.

(B) Common Stock

Period End July 31, 2011

Type	Quantity	Valuation	Range of Value per share
Services – related parties	13,836,207	$136,276	$0.002 – $0.01
Services	1,163,793	235,500	$0.092 – $0.29

Total	15,000,000	371,776	$0.002 – $0.29

Period End December 31, 2011

Convertible debt	2,647,059	$767,648	$0.29

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

(C) Warrants

Period End July 31, 2011

On June 18, 2011, the Company granted 2,250,000 warrants for services rendered. The warrants have an exercise price of $0.10 and an expiration of 7 years.

The warrants were recorded at estimated fair value on the commitment date, which was $649,672. The fair value was measured using the Black Scholes valuation model, which is based, in part, upon unobservable inputs for which there is little or no market data, requiring the Company to develop its own assumptions. The assumptions used by the Company are summarized in the following table:

Expected dividend rate	0%
Expected volatility	200%
Risk free interest rate	2.23%
Expected life (years)	7
Expected forfeitures	0%

Period End December 31, 2011

The 5,000 shares of Series A, convertible preferred stock and 41,667 warrants contained price protection, and as a result, in accordance with ASC No. 815-40, the Company is required to record a derivative liability for the embedded conversion feature and apply mark to market accounting.

The Series A, convertible preferred stock and warrants were recorded at estimated fair value on the commitment date, which was $19,729. This amount was charged to retained earnings, as this is similar to recording a dividend.

The fair value was measured using the Black Scholes valuation model, which is based, in part, upon unobservable inputs for which there is little or no market data, requiring the Company to develop its own assumptions. The Series A, convertible preferred stock and warrants were remeasured at estimated fair value, which was $19,252. The assumptions used by the Company are summarized in the following table:

	Commitment	Remeasurement
	Date	Date
Expected dividend rate	0%	0%
Expected volatility	200%	200%
Risk free interest rate	0%	0.01%
Expected life (days)	38	17
Expected forfeitures	0%	0%

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

A summary of warrant activities for the five months ended December 31, 2011, is as follows:

	Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance – July 31, 2011	2,250,000	0.10	$427,500
Granted	41,667	0.66	—
Forfeited or expired	—	—	—
Exercised	—	—	—

Balance – December 31, 2011 – outstanding	2,291,667	$0.10	$427,500

Balance – December 31, 2011 – exercisable	2,291,667	$0.10	$427,500

At December 31, 2011, the warrants have a remaining weighted average contractual life of 6.44 years.

Note 8 License Agreement

On June 22, 2011, the Company entered into an exclusive license agreement with a foreign pharmaceuticals company, giving the Company the right to sell a liquid medicine for the treatment of breast cancer in the United States of America.

The Company will pay a 5% royalty, as a percentage of future net revenues as follows:

Milestone based on Oncogenerix’s Net Revenues - US$	Milestone Payment - US$
$5,000,000	$250,000
$10,000,000	$500,000
$15,000,000	$750,000
$20,000,000	$1,000,000

The payments are only due upon achieving each specific milestone. There are no required payments due on net revenues generated at amounts below the milestones, or leading up to the next milestone. The license may be sublicensed; however, all terms remain the same.

The Company will enter the initial sales period upon making its first sale. In the event that the Company does not achieve $3,000,000 in sales in the first two years after its first sale, the license agreement may be terminated by the licensor. No sales have occurred through March 29, 2012.

Note 9 Contingencies

From time to time, the Company may become involved in lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Note 10 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2011 and March 29, 2012, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure are as follows:

Acquisition by DARA

On January 13, 2012, the Company converted all issued and outstanding Series A, convertible preferred stock, warrants and convertible debt into common stock. The conversion resulted in no gain or loss.

Subsequent to this conversion, on January 17, 2012, the Company executed a share exchange agreement with DARA, whereby, all issued and outstanding common stock, on a fully diluted basis (22,843,851 shares) was converted into 1,114,560 shares of DARA, resulting in the Company becoming a wholly owned subsidiary of DARA.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements give effect to the acquisition of Oncogenerix, Inc. (“Oncogenerix”) by DARA BioSciences, Inc. (“DARA”) on January 17, 2012 (the “Acquisition”).

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 gives effect to the Acquisition as if it occurred February 1, 2011 and combines the historical balance sheets of DARA and Oncogenerix as of December 31, 2011. The DARA and Oncogenerix balance sheet information was derived from the audited balance sheets as of December 31, 2011.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 are presented as if the Acquisition was consummated on February 1, 2011 and combines the historical results of DARA and Oncogenerix for the year ended December 31, 2011. The historical results of DARA and Oncogenerix were derived from the audited statements of operations as of December 31, 2011.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the Acquisition using the purchase method of accounting.

The unaudited pro forma condensed consolidated financial statements were prepared using the assumptions described in the related notes. The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operational efficiencies, revenue synergies or changes in operating strategies that may result from the Acquisition. Therefore, the information presented in the accompanying unaudited pro forma condensed combined financial statements may differ materially from future results realized.

Amounts preliminarily allocated to assets acquired, including intangible assets, may change significantly. We continue to assess the estimated fair values of the assets acquired and such fair values are subject to revision as we receive finalized appraisals and complete other analyses. Accordingly, the purchase price allocation is preliminary and subject to revision.

The unaudited pro forma condensed financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had DARA and Oncogenerix been a combined company during the specified periods.

The unaudited pro forma condensed financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The accompanying notes are an integral part of these consolidated financial statements.

DARA BioSciences, Inc.

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Balance Sheets

	December 31, 2011
			Pro Forma		Pro Forma
	DARA	ONCOGENERIX	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$1,179,157	$86,212	$115,000	A	$1,380,369
Prepaid expenses and other assets, current portion	283,709	—	—		283,709

Total current assets	1,462,866	86,212	115,000		1,664,078

Furniture, fixtures and equipment, net	42,455	782	—		43,237
Restricted cash	38,554	—	—		38,554
Prepaid expenses and other assets, net of current portion	77,999	550	—		78,549
Prepaid license fee, net	100,000	—	—		100,000
Investments	130,468	—	—		130,468
Intangible asset and Goodwill	—	—	1,716,721	B	1,716,721

Total assets	$1,852,342	$87,544	$1,831,721		$3,771,607

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$640,817	$129,495	$—		$770,312
Accrued liabilities	140,673	—	—		140,673
Accrued compensation	71,193	—	—		71,193
Capital lease obligation, current portion	15,312	—	—		15,312
Convertible note payable – net of debt discount	—	29,268	—		29,268
Notes payable – related parties	—	31,536	—		31,536
Accrued Interest Payable – related parties	—	1,034	—		1,034
Derivative liability	—	364	—		364

Total current liabilities	867,995	191,697	—		1,059,692

Deferred lease obligation	9,099	—	—		9,099
Capital lease obligation, net of current portion	16,100	—	—		16,100

Total liabilities	893,194	191,697	—		1,084,891

Stockholders’ equity:
DARA
Preferred stock, Series A, $0.01 par value, 1,000,000 shares authorized, 828 shares issued and outstanding at December 31, 2011	8	—	—		8
Common stock, $0.01 par value, 75,000,000 shares authorized, 5,600,804 shares issued and outstanding at December 31, 2011	56,008		11,146	C	67,154
Additional paid-in capital	40,834,972	—	1,716,422	C	42,551,394
Deficit accumulated during the development stage	(39,716,548)	—	—		(39,716,548)

Total stockholders’ equity before noncontrolling interest	1,174,440	—	1,727,568		2,902,008
Noncontrolling interest	(215,292)	—	—		(215,292)

ONCOGENERIX
Preferred convertible stock, Series A, $0.01 par value, 5,000,000 shares authorized, 5,000 shares issued and outstanding at December 31,	—	50	(50)		—
Common stock, $0.01 par value, 50,000,000 shares authorized, 17,647,059 shares issued and outstanding at December 31, 2011	—	176,471	(176,471)		—
Additional paid-in capital	—	1,662,575	(1,662,575)		—
Retained Earnings	—	(1,943,249)	1,943,249		—

Total stockholders’ equity	959,148	(104,153)	1,831,721		2,686,716

Total liabilities and stockholders’ equity	$1,852,342	$87,544	$1,831,721		$3,771,607

The accompanying notes are an integral part of these consolidated financial statements.

DARA BioSciences, Inc.

(A Development Stage Company)

Unaudited Pro Forma Statements of Operations

	Year Ended December 31, 2011
			Pro Forma		Pro Forma
	DARA	ONCOGENERIX	Adjustments		Combined
Operating expenses:
Research and development	$2,633,449	$—	$—		$2,633,449
General and administrative	4,128,446	1,192,160	115,000	A	5,435,606

Total operating expenses	6,761,895	1,192,160	115,000		8,069,055

Loss from operations	(6,761,895)	(1,192,160)	(115,000)		(8,069,055)

Other income (expense):
Other income (expense), net	(1,510)	—	—		(1,510)
Interest income (expense), net	91,710	(749,133)	—		(657,423)

Total other income, net	90,200	(749,133)	—		(658,933)
Loss before undistributed loss in equity method investments and net loss attributable to noncontrolling interests	(6,671,695)	(1,941,293)	—		(8,612,988)

Net loss before benefit from income taxes	(6,671,695)	(1,941,293)	—		(8,612,988)
Income tax benefit	194,445	—	—		194,445

Consolidated net loss	(6,477,250)	(1,941,293)	—		(8,418,543)

Loss attributable to noncontrolling interest	306,662	—	—		306,662

Preferred convertible stock Series A dividend	—	(1,956)	—		(1,956)

Loss attributable to controlling interest	$(6,170,588)	$(1,943,249)	$—		$(8,113,837)

Basic and diluted net loss per common share attributable to controlling interest	$(1.20)	$—			$(1.29)

Shares used in computing basic and diluted net loss per common share attributable to controlling interest	5,151,017	—	1,114,560	C	6,265,577

The accompanying notes are an integral part of these consolidated financial statements.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

On January 17, 2012, DARA completed its acquisition of Oncogenerix for approximately $1,727,568.

The Acquisition will be accounted for in accordance with U.S. GAAP using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including identifiable intangible assets) is to be allocated to goodwill.

This allocation of the purchase price is subject to finalization of DARA’s analysis of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will result in additional adjustments to the recorded amounts of assets and liabilities among other items. The adjustments arising out of the finalization of the purchase price allocation will not impact cash flows. However, such adjustments could result in material increases or decreases to the unaudited pro forma net loss amounts. Accordingly, the purchase price allocation in the unaudited pro forma condensed consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation.

The historical Oncogenerix balance sheet and statement of operations included in the unaudited condensed consolidated pro forma financial statements were derived from Oncogenerix’s audited financial statements prepared in accordance with U.S. GAAP.

The estimated purchase price was calculated as follows:

DARA common stock, 1,114,560 shares at $1.55 per share	$1,727,568

2.	Pro Forma Adjustments

The pro forma adjustments are as follows:

(A)	Reflects the estimated Acquisition transaction expenses.

(B)	To reflect the fair value of the Soltamox Contract and the remaining total purchase price.

(C)	To reflect the issuance of 1,114,560 shares of DARA Common stock at $1.55 per share.

APPENDIX B

AMENDMENT NO. 1

TO

DARA BIOSCIENCES, INC. 2008

EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

Amendment No. 1 (the “Amendment”), dated May     , 2012, to 2008 Employee, Director and Consultant Stock Plan (the “Existing Plan”; as amended hereby, the “Plan”), of DARA BioSciences, Inc., a Delaware corporation (the “Company”).

Statement of Purpose

The Plan was approved by the Company’s Board of Directors on December 5, 2007, and by its stockholders on February 12, 2008, and became effective on such date. The Company wishes to amend the Plan to increase the number of shares of the Company’s common stock, par value $.01, authorized for issuance under the Plan.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan. The first paragraph of Section 4. STOCK SUBJECT TO PLAN is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in this Section 4, the aggregate number of shares of Stock which may be delivered under the Plan (the “Maximum Plan Shares”) shall not exceed 1,995,098; provided, however, that, as of January 1 of each calendar year, commencing with the year 2013, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by a number sufficient to cause the number of shares of Stock covered by the Plan to equal 15% of the total number of shares of Stock then outstanding, assuming for this purpose the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock. The maximum aggregate number of shares of Stock which may be delivered under the Plan to employees in the form of Incentive Stock Options is the lesser of (1) the Maximum Plan Shares and (2) 10,000,000.”

3. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

*            *             *

B-1

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0000133454_1 R1.0.0.11699

For Withhold For All

All All Except

The Board of Directors recommends you vote

FOR the following:

1. Election of Directors

Nominees

01 Christopher G. Clement 02 Haywood D. Cochrane, Jr 03 David J. Drutz, M.D. 04 Steve Gorlin 05 Gail F. Lieberman

06 John C. Thomas, Jr.

DARA BIOSCIENCES, INC.

8601 SIX FORKS ROAD, SUITE 160

RALEIGH, NC 27615

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you vote FOR proposals 2, 3, and 4. For Against Abstain

2. Authorize the issuance of up to 1,114,560 additional shares of DARA BioSciences, Inc. common stock to the former stockholders of Oncogenerix, Inc. pursuant to the Merger Agreement between DARA BioSciences, Inc. and Oncogenerix, Inc. dated January 17,

2012.

3. Approve an amendment of the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan to increase the aggregate number of shares available for issuance thereunder by 586,879 shares.

4. Ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Yes No

Please indicate if you plan to attend this meeting

0000133454_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/

Form10-K is/are available at www.proxyvote.com .

DARA BIOSCIENCES, INC.

Annual Meeting of Stockholders

May 15, 2012 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ann A. Rosar and David J. Drutz, M.D., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DARA BioSciences, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders of DARA BioSciences, Inc. to be held May 15,

2012 at 10:00 am local time at the corporate offices of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160,

Raleigh, North Carolina 27615, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED

HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY

CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR

PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER

BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side